UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

NEWMONT MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 14, 2009, Newmont Mining Corporation (the “Company”) issued a news release announcing that, in connection with divestiture obligations under the Batu Hijau Contract of Work, its subsidiary, Newmont Indonesia Limited, together with Nusa Tenggara Mining Corporation (an affiliate of Sumitomo Corporation), completed the sale of 7% of PT Newmont Nusa Tenggara for the 2008 divestiture to PT Multi Daerah Bersaing, a consortium comprised of regional and local governments near the Batu Hijau mine, and PT Multicapital, a private company (the “2008 Share Transfer”). Upon completion of the 2008 Share Transfer, the Company received approximately $139 million, reflecting its 56.25% share of the $247 million sale price. With the closing of this 2008 Share Transfer, the Company’s ownership in the Batu Hijau mine’s proven and probable equity reserves has been reduced from 39.375% to 35.44%.

A copy of the Company’s news release is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News Release dated December 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By: /s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser
Title: Vice President and Secretary

Dated: December 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated December 14, 2009